Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Corporation Announces 2009 Third-Quarter Financial Results

Revenue in Core Business Declines Less Than 5%, Despite Record Level Apartment Vacancies

Company Reduces Funded Debt by $6 Million and Updates Annual Guidance

WALTHAM, MA, November 5, 2009 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced its financial results for the quarter ended September 30, 2009.

Mac-Gray reported third-quarter revenue of $87.4 million, compared with $98.0 million in the third quarter of 2008.  Net loss for the third quarter of 2009 was $386,000, or $0.03 per share, compared with net income of $653,000, or $0.05 per diluted share, for the third quarter of 2008.  Third-quarter 2009 net loss includes an unrealized gain of $57,000 related to derivative instruments.  Third-quarter 2008 net income included an unrealized loss of $122,000 related to derivative instruments.  Excluding these items from both periods, adjusted net loss for the third quarter of 2009 was $409,000, or $0.03 per share, compared with adjusted net income of $745,000, or $0.05 per diluted share, for the third quarter of 2008.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income and net loss, as reported, to net income and net loss, as adjusted.

For the third quarter of 2009, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) was $16.6 million, compared with $19.7 million in the year-earlier quarter.  EBITDA, excluding all gains and losses relating to derivative instruments, was $16.6 million for the third quarter of 2009, compared with $19.9 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income to EBITDA and EBITDA, as adjusted.

During the third quarter of 2009, Mac-Gray reduced its funded debt by more than $6 million, bringing year-to-date debt reduction to more than $28 million.

Comments on the Third Quarter

“During the third quarter, our core laundry facilities management business encountered significant headwinds due to challenging conditions in the multi-housing environment, with some regions of the country being hit harder than others,” said Stewart G. MacDonald, Mac-Gray’s chief executive officer.  “Apartment vacancies nationwide are at their highest levels since 1986. As a result of record vacancy levels, our core business revenue declined by 4.6% for the quarter. It appears that apartments will not begin to increase overall occupancy until employment levels begin to improve. However, because we are in 43 states and more than 100 cities where the employment and apartment occupancy rates and trends vary, our exposure is somewhat balanced.

“Our Product Sales division third-quarter revenue was down significantly over last year. MicroFridge sales were down due primarily to the economic pressures on the hospitality and academic markets.  In our commercial laundry equipment business, the downturn is a combination of a lack of new Laundromats opening due to the difficulties of obtaining financing, and older equipment not being replaced as quickly by Laundromat operators and multi-housing self operators. As a result, year-to-date, Product Sales revenue is down 16% from the same period in 2008, slightly better than our annual guidance.”

“During the third quarter, we continued to expand installations of our LaundryView™ product.  The product, which enables users to monitor the status of our equipment from any web-enabled device, is now in its seventh year and is installed in more than 2,500 laundry rooms at more that 240 colleges and universities.  This represents an increase in market penetration of more than 30% from a year ago.  In addition to our direct sales efforts with our own accounts, we also have successfully pursued a licensing strategy for LaundryView™ and now have distribution agreements in place with five partners in the U.S., Canada and the UK.  The product, which serves as a significant competitive differentiator for Mac-Gray, is on track to contribute a total of $700,000 of high-margin revenue in 2009.”

“In light of the challenging environment, our strategy in recent quarters has centered on capital management and allocation and debt reduction.  During the quarter, we continued to carefully manage our capital expenditures and pursue operational efficiencies in order to maximize our cash flow.  Despite the fact that third quarter revenue is seasonally our weakest because of our concentration in the academic sector, we still lowered our funded debt by more than $6 million. As a result, we have reduced our year-over-year interest expense in the third quarter by 15%. For the first nine months of 2009, we have reduced debt by $28 million.”

Nine Month Results

For the nine months ended September 30, 2009, Mac-Gray reported revenue of $269.3 million, compared with revenue of $268.6 million for the first nine months of 2008.  Net income for the first nine months of 2009 was $987,000, or $0.07 per diluted share, compared with $1.6 million, or $0.12 per diluted share, for the first nine months of 2008.  Excluding a pre-tax gain related to derivative instruments of $558,000 and gain on sale of real estate of $403,000 in the first nine months of 2009, as well as the pre-tax loss related to derivative instruments of $159,000 and a charge of $207,000 for the early extinguishment of debt in the first nine months of 2008, adjusted net income for the nine months ended September 30, 2009 was $487,000, or $0.04 per diluted share, compared with $1.9 million, or $0.14 per diluted share, for the comparable period in 2008.

For the first nine months of 2009, Mac-Gray’s EBITDA increased to $54.9 million, compared with $53.5 million in the year-earlier period.  EBITDA, as adjusted for the items mentioned in the preceding paragraph, was $53.9 million for the first nine months of 2009 compared with $53.8 million for the first nine months of 2008.

Please refer to Tables 1 and 2, included at the end of this news release, for a reconciliation of reported net income to net income, as adjusted, EBITDA and EBITDA, as adjusted.

Outlook and Financial Guidance

“As we conclude 2009 and ready for 2010, our near-term priorities remain unchanged:

•                  Continuing to reduce funded debt, thereby improving the strength of our balance sheet and reducing interest expense;

•                  Maintaining capital expenditures at the irreducible levels needed to sustain the long-term core business;

•                  Increasing facilities management operating efficiencies in all markets, particularly the ones that have been influenced by acquisition activity in the past three years; and

•                  Improving the profitability of individual laundry facilities management accounts that come up for contract renewal.”

“We believe that our industry will be a lagging indicator based on the job market and exceedingly high apartment vacancy rates.  We expect challenging conditions to continue in our core laundry facilities management business in several markets and pressure to remain on Product Sales.  In the near-term, we will continue our strategy of focusing on prudent use of capital and capturing additional efficiencies wherever possible.

“Longer-term, our business model remains sound as our laundry facilities management segment continues to generate substantial cash flow.  In addition, our reputation for innovative technology and superior service continues to differentiate us in the marketplace,” MacDonald concluded.

Based on year-to-date results and current market conditions, including assumptions with respect to vacancy rates, Mac-Gray:

•                  Reiterated its 2009 laundry facilities management revenue guidance in the range of $310 million to $320 million, with an expectation that the Company will likely be toward the low end of that range;

•                  Reiterated its 2009 product sales revenue guidance in the range of $43 million to $48 million; and

•                  Lowered its 2009 capital expenditures guidance, which includes laundry facilities management contract incentives, to a range of $27 million to $30 million from a previous range of $32 million to $36 million.

The foregoing estimates are subject to fluctuations as a result of a number of factors, and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which Stewart MacDonald, Mac-Gray’s chief executive officer, and Michael Shea, executive vice president and chief financial officer, will summarize the Company’s financial results, review business and operating highlights from the quarter, and provide a business and financial outlook.  To hear a live broadcast of the call, visit the “Investor Relations” section of the Company’s website at www.macgray.com or dial (877) 709-8155 or (201) 689-8881.

If you are unable to listen to the live call, you can access a replay at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages approximately 88,000 laundry rooms located in 43 states and the District of Columbia.

Mac-Gray also sells and services commercial laundry equipment to commercial laundromats and institutions through its product sales division. This division also includes Mac-Gray’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patent-pending Safe Plug® circuitry. MicroFridge® products bear the ENERGY STAR® designation. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

LaundryView®, MicroFridge®, Intelligent Laundry® Systems and Safe Plug® are registered trademarks of Mac-Gray Corporation.  All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s projected financial results for 2009, including estimates of laundry facilities management revenue, product sales revenue and capital expenditures.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2009	2008	2009

Revenue	$98,041	$87,395	$268,583	$269,336
Cost of revenue:
Cost of facilities management revenue	53,418	51,757	151,852	157,680
Depreciation and amortization	12,768	12,291	34,854	36,858
Cost of products sold	15,379	9,779	34,591	28,769
Total cost of revenue	81,565	73,827	221,297	223,307

Gross margin	16,476	13,568	47,286	46,029

Operating expenses:
Selling, general and administration expenses	9,822	9,793	29,633	29,445
(Gain) loss on sale or disposal of assets, net	8	(59)	(41)	(552)
Incremental costs of 2009 proxy contest	—	—	—	971
Loss on early extinguishment of debt	—	—	207	—
Total operating expenses	9,830	9,734	29,799	29,864

Income from operations	6,646	3,834	17,487	16,165

Interest expense, net	5,654	4,828	15,064	14,825
Loss (gain) related to derivative instruments	122	(57)	159	(558)
Income (loss) before provision for income taxes	870	(937)	2,264	1,898
Provision (benefit) for income taxes	217	(551)	639	911
Net income (loss)	$653	$(386)	$1,625	$987
Net income (loss) per common share — basic	$0.05	$(0.03)	$0.12	$0.07
Net income (loss) per common share — diluted	$0.05	$(0.03)	$0.12	$0.07
Weighted average common shares outstanding - basic	13,366	13,587	13,335	13,498
Weighted average common shares outstanding — diluted	13,729	13,587	13,690	13,895

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	September 30,
	2008	2009

Assets
Current assets:
Cash and cash equivalents	$18,836	$16,171
Trade receivables, net of allowance for doubtful accounts	9,793	8,701
Inventory of finished goods, net	6,047	6,703
Prepaid expenses, facilities management rent and other current assets	14,787	13,473
Total current assets	49,463	45,048
Property, plant and equipment, net	143,494	136,017
Goodwill	59,701	59,375
Intangible assets, net	222,285	212,265
Prepaid expenses, facilities management rent and other assets	15,061	14,372
Total assets	$490,004	$467,077

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$5,471	$5,595
Trade accounts payable and accrued expenses	20,980	23,067
Accrued facilities management rent	22,211	20,351
Deferred revenues and deposits	791	989
Total current liabilities	49,453	50,002
Long-term debt and capital lease obligations	295,821	267,856
Deferred income taxes	35,381	36,932
Other liabilities	11,385	9,895
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock of Mac-Gray Corporation ($.01 par value, 5 million shares authorized, no shares outstanding)	—	—
Common stock of Mac-Gray Corporation ($.01 par value, 30 million shares authorized, 13,443,754 issued and 13,381,387 outstanding at December 31, 2008, and 13,610,860 issued and 13,610,684 outstanding at September 30, 2009)	134	136
Additional paid in capital	74,669	77,329
Accumulated other comprehensive loss	(3,117)	(2,360)
Retained earnings	26,925	27,289
	98,611	102,394
Less: common stock in treasury, at cost (62,367 shares at December 31, 2008 and 176 shares at September 30, 2009)	(647)	(2)
Total stockholders’ equity	97,964	102,392
Total liabilities and stockholders’ equity	$490,004	$467,077

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income to Adjusted Net Income

(In thousands, except  per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2009	2008	2009

Net income (loss), as reported	$653	$(386)	$1,625	$987

Income (loss) before provision for income taxes, as reported	$870	$(937)	$2,264	$1,898
Gain on sale of real estate	—	—	—	(403)
Loss (gain) related to derivative instruments (1)	122	(57)	159	(558)
Early extinguishment of debt	—	—	207	—
Income (loss) before provision for income taxes, as adjusted	992	(994)	2,630	937
Provision (benefit) for income taxes, as adjusted	247	(585)	742	450

Net income (loss), as adjusted	$745	$(409)	$1,888	$487

Diluted earnings per share, as adjusted	$0.05	$(0.03)	$0.14	$0.04

(1)          Represents the un-realized (gain) loss on interest rate protection contracts, which do not qualify for hedge accounting treatment.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes that the presentation of  “Income from operations as adjusted” is useful to investors to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income, which is adjusted to exclude certain gains and losses from the comparable GAAP net income is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes critical operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s true economic performance year over year.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes, Depreciation

and Amortization (“EBITDA”) and EBITDA, as adjusted

(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2009	2008	2009

Net income (loss)	$653	$(386)	$1,625	$987

Interest expense, net	5,654	4,828	15,064	14,825
Provision for income taxes	217	(551)	639	911
Depreciation and amortization	13,211	12,730	36,138	38,169

EBITDA	19,735	16,621	53,466	54,892

Gain on sale of real estate	—	—	—	(403)
Loss (gain) related to derivative instruments (1)	122	(57)	159	(558)
Loss on early extinguishment of debt	—	—	207	—

EBITDA, as adjusted	$19,857	$16,564	$53,832	$53,931

(1)          Represents the un-realized (gain) loss on interest rate protection contracts, which do not qualify for hedge accounting treatment.

EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is EBITDA further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA and Adjusted EBITDA are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA and Adjusted EBITDA as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and Adjusted EBITDA exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA and Adjusted EBITDA are different from those used in the covenants contained in our senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and Adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.